UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2008

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

( c )

On November 12, 2008, WCI Communities, Inc., (“WCI” or the “Company”) announced that Russell Devendorf, age 35, has been appointed Senior Vice President and Chief Financial Officer of WCI, effective December 1, 2008.

Mr. Devendorf joins the Company from homebuilding company Meritage Homes Corporation where he served as Vice President-Finance since May 2008. Previously, he served with homebuilder TOUSA, Inc. in financial and accounting management positions over a six year period, where he most recently served from July 2006 to May 2008 as Vice President, Treasurer, and Corporate Secretary. Prior to joining TOUSA, Inc., from April 2000 to March 2002, Mr. Devendorf co-founded Resource International, a sales, marketing and distribution company concentrating in consumer electronic products and served as its Vice President and Chief Financial Officer. Prior to joining Resource International, Mr. Devendorf was employed by Ernst & Young, LLP from April 1996 to March 2000 as a senior Auditor in its real estate group. Mr. Devendorf is a Certified Public Accountant and Certified Treasury Professional.

In connection with his service as Chief Financial Officer, Mr. Devendorf will receive (i) an annual salary of $275,000, (ii) a twelve (12) month temporary living stipend of $3,000 per month, (iii) a one time cash relocation expense payment of $5,000, (iv) payment of certain expenses related to his relocation from Arizona to Florida (which amounts, together with the amounts in (ii) and (iii) above, shall be grossed up for personal tax purposes), and (v) standard and customary closing costs related to the sale of Mr. Devendorf’s current Florida home and purchase of a new home closer to the Company’s headquarters in Bonita Springs. Mr. Devendorf will also enter into a Severance and Nonsolicitation Agreement (“Severance Agreement”) with the Company, which provides that if Mr. Devendorf’s employment with WCI is terminated for reasons other than for “cause” or is voluntarily terminated by Mr. Devendorf for “good reason” (as such terms are defined in the Severance Agreement) (“Termination”), then Mr. Devendorf shall be entitled to severance compensation equal to six (6) months of base salary, payable in a lump sum (“Severance”). Pursuant to the Severance Agreement, Mr. Devendorf is also subject to a twelve (12) month non-solicitation covenant commencing on the date of Termination and a covenant not to disclose confidential information. If Mr. Devendorf’s employment with WCI is terminated for “cause” or by reason of death or disability, he is not entitled to any Severance.

Mr. Devendorf will be eligible to participate in a proposed 2009 Management Incentive Compensation Plan and Emergence Incentive Award (collectively, the “Plans”), the terms of which Plans have not yet been approved by the Official Committee of Unsecured Creditors (“Committee”) nor the United States Bankruptcy Court for the District of Delaware (“Court”). If such Plans are approved by the Committee and the Court, an amended Form 8-K shall be filed by the Company describing Mr. Devendorf’s participation in such Plans.

The form of Mr. Devendorf’s Severance and Nonsolicitation Agreement is attached as Exhibit 10.1. and WCI’s related press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Severance and Nonsolicitation Agreement for Russell Devendorf

99.1	Press Release of WCI Communities, Inc., dated November 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

DATED: November 12, 2008	By:	/s/ Vivien N. Hastings
	Name:	Vivien N. Hastings
	Title:	Senior Vice President